SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

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                            FORM S-8
                     REGISTRATION STATEMENT
                            UNDER THE
                     SECURITIES ACT OF 1933

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                         INFOBOOTH, INC.
      (Exact Name of Registrant as Specified in its Charter)


        DELAWARE                           13-4044390
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(State or other jurisdiction             (I.R.S. Employer
of incorporation or organization)        Identification No.)


1 ROCKEFELLER PLAZA - SUITE 1600
NEW YORK, NEW YORK                            10020
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(Address of principal executive offices)    (Zip Code)


Registrant's telephone number             (212) 265-4600
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                EMPLOYMENT AND CONSULTING CONTRACTS
                     (Full Title of the Plans)

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                   CALCULATION OF REGISTRATION FEE


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                                    PROPOSED        PROPOSED
TITLE OF SECURITIES     AMOUNT       MAXIMUM         MAXIMUM        AMOUNT OF
TO BE                   TO BE     OFFERING PRICE    AGGREGATE     REGISTRATION
REGISTERED             REGISTERED   PER SHARE     OFFERING PRICE      FEE
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Common Stock           100,000       $.05(1)       $ 5,000        N/A
($0.001 par value)
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TOTAL                  100,000(2)      NA          $ 5,000        N/A
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(1) Estimated at February 10, 2000 pursuant to Rule 457(h) under the Securities Act of 1933, as amended solely for the purpose of calculating the amount of the registration fee.
(2) Shares registered pursuant to this Registration Statement available for issuance.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. Plan Information

ITEM 2. Registrant Information

The Information required by Items 1 and 2 of Part I is included in the documents sent or given to the participants.



                             Part II

      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
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ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents of Infobooth, Inc., (the "Company"), previously filed with the Securities and Exchange Commission, are incorporated herein by reference:

1.  The Company's latest annual report filed pursuant on Form
10-K for the fiscal year ended January 31, 1999;

2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the above reference to the Company's Annual report on Form 10-K.

3. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of The Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

          ITEM 4.   DESCRIPTION OF SECURITIES

The securities hrereunder are voting common stock, $.001 par value,
no dividend.   There are no restrictions on the alienability of the voting common stock and the rights of the common stockholders may only be modified by a vote of a majority of the shareholders. There is no inclusion of preemptive rights or liquidation rights and liabilities relating to calls and assessments on the Company's common stock.


          ITEM 5.   INTERESTS AND EXPERTS OF NAMED COUNSEL

None.


          ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification of Directors and Officers of the Company are provided under Section XI of the Company's By-laws, a copy of which is attached hereto as an Exhibit 3. Additionally, Delaware General Corporation Law provides for the indemnification of Directors and Officers performing duties at the request of the Company.


          ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

An exemption from registration is available pursuant to Form S-8 of the Securities Act of 1933 being that the securities are offered pursuant to any employee benefit plan for employees of its subsidiaries or parents. For purposes of this form, the term "employee benefit plan" is defined as any employee benefit plan pursuant to Rule 405 of Regulation C (ss 230.405). For further purposes of this form, the term "employee" is defined as any employee, director, general partner, trustee (where the registrant is a business trust), officer or consultant or advisor, provided that bona fide services shall be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. Each individual receiving shares under this plan are each deemed an "employee" within the meaning of the Act and have rendered services which were not in connection with the offer or sale of securities in a capital-raising transaction or in connection with making a market for the Company's outstanding shares of common stock.



          ITEM 8.   EXHIBITS

Letter of counsel asserting an opinion on the as to the legality of the securities being registered is filed.


ITEM 9.   UNDERTAKINGS.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of this Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities at the time and shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on February 10, 2000.


INFOBOOTH, INC.

By: \s\ SHANE H. SUTTON
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President